Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-131729 on Form S-8, and Registration Statements No. 333-144043 and 333-144989 on Form S-3 of our report dated February 25, 2009 (July 28, 2009 as to the effects of the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, described in Note 2 and the changes in reportable segments described in Note 30), relating to the financial statements and financial statement schedules of Huntsman Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to i) the adoption of certain provisions of FASB Statement No. 158 during each of 2006 and 2008, and FASB Interpretation No. 48 during 2007 and ii) the retrospective application of FASB Statement No. 160 and for changes in reportable segments), appearing in this Current Report on Form 8-K of Huntsman Corporation.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
July 28, 2009